UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2005

Santarus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50651	33-0734433
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10590 West Ocean Air Drive, Suite 200, San Diego, California		92130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 314-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Santarus, Inc. (the "Company") discloses the departure of Bonnie Hepburn, M.D., from her position as Senior Vice President, Drug Development and Chief Medical Officer. Dr. Hepburn will continue her relationship with the Company as a consultant, and David Ballard, M.D., the Company’s Vice President, Medical Affairs, will assume responsibilities for clinical research in addition to his current responsibilities for medical affairs.

Dr. Hepburn’s departure is in connection with a reduction of 10 additional positions, primarily in drug development. The Company is focusing its near-term resources on the successful commercialization of the Zegerid® family of products, including the anticipated approval and launch of Zegerid® Capsules in early 2006. Following this reduction, the Company will have approximately 340 employees, including approximately 200 field sales representatives.

The Company has amended its employment agreement with Dr. Hepburn effective December 2, 2005 in accordance with the transition relief provided under Section 409A of the Internal Revenue Code designed to provide that Dr. Hepburn’s severance payments are not subject to delayed payment and related adverse tax consequences under Section 409A. The Company anticipates that it will incur in the fourth quarter ended December 31, 2005 up to approximately $800,000 in severance costs related to this reduction of positions, subject to receipt of customary agreements providing for waiver and release of claims against the Company.

Forward-Looking Statements

Santarus, Inc. cautions you that statements included in this current report that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: whether the FDA ultimately approves the pending NDA for Zegerid® Capsules for one or more of the desired indications in a timely manner or at all; the Company’s ability to establish market acceptance and demand for the Zegerid® family of products; the amount of severance-related costs to be incurred in connection with the reduction of positions described in this report and other effects of such reduction; and other risks detailed in Santarus' prior public periodic filings with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Santarus, Inc.

December 2, 2005	By:	Gerald T. Proehl

Name: Gerald T. Proehl
Title: President and Chief Executive Officer